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                                   FORM 8-K

                    U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 30, 1998


                         Advanced Materials Group, Inc.
               (Exact name of registrant as specified in its charter)

                                    Nevada
                (State or other jurisdiction of incorporation)

     0-16401                                             33-0215295
(Commission File Number)                   (I.R.S. Employer Identification No.)

         20211 South Susana Road, Rancho Dominguez, California 90221
                   (Address of principal executive offices)

       Registrant's telephone number, including area code: (310) 537-5444

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Item 4.   Changes in Registrant's Certifying Accountants

On March 30, 1998 the Registrant notified Corbin & Wertz, LLP that they were dismissed as the Registrant's independent auditors.

There were no disagreements with Corbin & Wertz, LLP during the audits of the Company's financial statements for the fiscal years ended November 30, 1996 and November 30, 1997 and any subsequent interim period preceding the change on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which would have caused the accountants to make reference to the subject matter of the disagreement in the audit report if the disagreement had not been resolved to the accountant's satisfaction.

The reports of Corbin & Wertz, LLP on the Company's financial statements for the past two fiscal years did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

The decision to change accountants was recommended by the audit committee of the board of directors and approved by the Registrant's board of directors.

On March 30, 1998, the Registrant appointed Ernst & Young, LLP its independent accountant and Ernst & Young, LLP accepted such appointment. The Registrant had no relationship with Ernst & Young, LLP required to be reported pursuant to Regulation S-K item 304(a)(2) during the two fiscal years and the subsequent interim period to the date hereof.

Item 7.   Financial Statements and Exhibits.

          (a)    Exhibits

                 16.1 Letter from Corbin & Wertz, LLP regarding its concurrence with the Registrant's statement regarding change of accountants.



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCED MATERIALS GROUP, INC.


/s/ Steve F. Scott
-------------------------------------
By: Steve F. Scott
President and Chief Executive Officer